Exhibit No. 99.1

IMSI Annual Sales Growth hits 39%

Growth with higher margins in software lines and Houseplans™ business

NOVATO, Calif., September 29, 2005 - IMSI® (OTC BB: IMSI), a leading provider of house plans online and a leading developer and publisher of precision design, and consumer and business software solutions, today announced its financial results for the fiscal year ended June 30, 2005. For the twelve months ended June 30, 2005, IMSI reported a net loss of $1.8 million, or ($0.06) per share on net revenues of $13.9 million. Pro forma revenue including discontinued operations was $23.3 million versus $12.0 million reported the prior year. Net revenues increased by thirty nine percent (39%) in our core Houseplans™ and software businesses, as compared to the previous fiscal year, reflecting the continued growth in the Houseplans™ business and in software product sales led by our flagship application TurboCAD®.

The following are highlights for the fiscal year ended June 30, 2005:

•	Sales from the more profitable direct marketing channel accounted for 67% of total revenues for fiscal year 2005 as compared to 51% in fiscal year 2004.
•	Gross margins improved to 65% from 64% during fiscal 2005, as compared to the previous fiscal year.
•	Operating loss narrowed to 29% of net revenue as compared to an operating loss of 38% of net revenue in the prior fiscal year.

Non GAAP Information
•	GAAP net income (loss) when adjusted for certain non-cash activity and taxes to “EBITDA” was a negative $328,000 for the fiscal year.

“The Houseplans™ business continued to grow both organically and with the acquisition of homeplanfinder.com, and we are extremely pleased with the business’ 266% annualized growth rate. In July we acquired globalhouseplans.com and expect this business to help us achieve additional significant revenue growth during 2006 in the sale of stock house plans,” said Martin Wade III, Chief Executive Officer. “Our balance sheet is newly strengthened with certain discontinued operations converting to cash as a result of a sale closed in the September quarter,” continued Mr. Wade. “We had approximately $4.3 million cash or cash equivalents as of June 30, 2005. This does not include the $11 million in cash and escrow from the sale of Allume subsequent to fiscal year end, which provides us with additional cash to fund our net working capital needs and planned acquisition activity. Our resulting current cash and cash equivalents balance represents a significant opportunity to invest in high-return operations during fiscal 2006.”

“With the annual launch of new versions of our flagship product TurboCAD® and with our other award winning products, we are continuing to deliver excellent products in our software business,” stated Gordon Landies, IMSI President. “We continue to utilize our strengths in acquiring, developing and distributing products and services directly to consumers and businesses to generate sales momentum. Our productivity tools and precision design products, as well as our house plans business, all had solid results during fiscal 2005. In addition, we are pleased by the growth of our Houseplans™ network of websites which now have an online library of over 21,000 stock house plans, the largest collection of exceptional house plans online. We plan additional investments in our Houseplans™ business, adding properties to our network while including more features and functionality to our existing sites to increase sales and profits.”

In addition to disclosing results determined in accordance with generally accepted accounting principles (GAAP), IMSI also discloses non-GAAP results of operations that exclude certain items. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. Management utilizes a measure of net income on a non-GAAP basis that excludes certain charges to better assess operating performance.

Non-GAAP information is not determined using GAAP; therefore, the information is not necessarily comparable to other companies and should not be used to compare the company’s performance over different periods. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made. See the following table for a reconciliation of this non-GAAP amount to amounts reported under GAAP.

EBITDA Analysis	Q1	Q2	Q3	Q4	FY 2005

Net (Loss) Income -the GAAP measure	($275)	$129	($386)	($1,222)	($1,754)
Interest paid	45	55	64	61	225
Taxes	5	3	2	15	25
Depreciation & Amortization	263	303	302	308	1,176

EBITDA - non-GAAP	$38	$490	($18)	($838)	($328)

Notes on components of Net (Loss) Income related to transactions
Income From Discontinued Operations (Allume)	(68)	(199)	77	564	374
Income From Discontinued Operations (Keynomics)	(5)	(28)			(33)
Total Income From Discontinued Operations	($73)	($227)	$77	$564	$341

Gain from Sale of Discontinued Operations (Keynomics & Other)	52				52
Gain from Sale of Discontinued Operations (ArtToday)				1,983	1,983
Total Gain from Sale of Discontinued Operations	$52	$0	$0	$1,983	$2,035

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except share amounts)

June 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$4,347
Investment in marketable securities	714
Receivables, less allowances for doubtful accounts, discounts and returns of $626	773
Inventories	758
Receivables, other (related to discontinued operations)	2,000
Receivables, other	30
Other current assets	530
Assets related to discontinued operations	12,231
Total current assets	21,383

Fixed assets, net	377

Intangible Assets
Capitalized software, net	494
Domain names, net	1,574
Distribution rights, net	170
Capitalized customer lists	326
Goodwill	2,090
Trademarks	1
Total intangible assets	4,655

Total assets	$26,415

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short term debt	2,764
Trade accounts payable	2,245
Accrued and other liabilities	1,871
Liabilities related to discontinued operations	1,037
Deferred revenues	38
Total current liabilities	7,955

Long-term debt and other obligations	230

Total liabilities	8,185

Shareholders' Equity
Common stock, no par value; 300,000,000 authorized; 28,796,886 issued and outstanding	43,663
Accumulated deficit	(25,331)
Accumulated other comprehensive loss	(102)
Total shareholders' equity	18,230

Total liabilities and shareholders' equity	$26,415

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE (LOSS) INCOME
(In thousands, except per share amounts)

	Fiscal Year ended June 30,
	2005	2004
Net revenues	$13,874	$10,017
Product costs	4,881	3,650
Gross margin	8,993	6,367

Costs and expenses
Sales and marketing	6,465	4,428
General and administrative	4,857	3,677
Research and development	1,696	2,039
Total operating expenses	13,018	10,144

Operating loss	(4,025)	(3,777)

Other income and (expense)
Interest and other, net	(91)	65
Realized / unrealized gain (loss) on marketable securities	(42)	2,567
Loss on disposal of fixed assets	-	(13)
Gain on sale of product line	53	59
Gain on extinguishment of debt	-	76
Loss before income tax	(4,105)	(1,023)

Income tax provision	25	38

Loss from continuing operations	(4,130)	(1,061)

(Loss) income from discontinued operations, net of income tax	341	(293)
Gain from the sale of discontinued operations, net of income tax	2,035	2,000

Net (loss) income	($1,754)	$646

Other comprehensive loss
Foreign currency translation adjustments	(32)	(8)
Comprehensive (loss) income	($1,786)	$638

Basic earnings (loss) per share
Loss from continuing operations	($0.15)	($0.04)
(Loss) income from discontinued operations, net of income tax	$0.01	($0.01)
Gain from the sale of discontinued operations, net of income tax	$0.08	$0.08
Net (loss) income	($0.06)	$0.03
Diluted earnings (loss) per share
Net (loss) income from continuing operations	($0.15)	($0.04)
(Loss) income from discontinued operations, net of income tax	$0.01	($0.01)
Gain from the sale of discontinued operations, net of income tax	$0.08	$0.08
Net (loss) income	($0.06)	$0.03

Shares used in computing basic earnings (loss) per share	27,694	23,838
Shares used in computing diluted earnings (loss) per share	27,694	23,838

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Fiscal Year ended June 30,
	2005	2004
Cash flows from operating activities:
Net (loss) income	($1,754)	$646
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	1,176	717
Net provision for bad debt	172	-
Net provision for returns and price discounts	(390)	400
Net provision for inventory obsolescence	(39)	3
Extinguishment of debt	-	(76)
Loss (income) from discontinued operations	(341)	293
Gain on the sale of discontinued operations	(2,035)	(2,000)
Loss on disposal of assets	-	13
Gain on sale of product line	(53)	-
Stock based compensation charges	30	523
Gain on the sale of Design 3D	-	(59)
Changes in assets and liabilities:
Marketable securities	3,210	(2,925)
Receivables	1,027	(1,348)
Receivables Other	987	(1,000)
Inventories	(136)	(245)
Other current assets	(98)	(185)
Long term receivables	-	650
Trade accounts payable	760	872
Accrued and other liabilities	517	(643)
Deferred revenue	(34)	(45)
Operating cash provided by (used in) discontinued operations	1, 344	(288)
Net cash provided by (used in) operating activities	$4,343	($4,697)
Cash flows from investing activities:
Proceeds from sale of discontinued operations	258	2,000
Acquisition of product lines	(43)	(1,290)
Acquisition of subsidiary	(1,328)	(1,982)
Purchases of equipment	(120)	(419)
Software development costs and in-process technologies	(64)	(80)
Purchase of domain names	(9)	(2)
Purchase of trademark	(1)	-
Note to related party	371	(350)
Cash provided by (used in) by discontinued operations in investing activities	471	(539)
Net cash used in investing activities	($465)	($2,662)
Cash flows from financing activities:
Proceeds from borrowings	400	350
Repayments of notes	(2,349)	(536)
Proceeds from warrants and options exercised	214	253
Settlement of note payable (Imageline)	-	(160)
Cash used in discontinued operations in financing activities	(504)	(150)
Net cash used in financing activities	($2,239)	($243)
Effect of exchange rate change on cash and cash equivalents	(32)	(8)
Net increase (decrease) in cash and cash equivalents	1,607	(7,610)
Cash and cash equivalents at beginning of year	2,740	10,350
Cash and cash equivalents at end of the year	$4,347	$2,740

About IMSI
Founded in 1982, IMSI has established a tradition of providing the professional and home user with innovative technology and easy-to-use, high- quality software products at affordable prices. Anchored by IMSI's flagship product, TurboCAD® (www.turbocad.com), the company continues to be a leading developer and distributor of precision design and consumer software solutions. IMSI also owns and operates Houseplans™ (www.Houseplans.com), focused on expanding its network of Web properties to serve the rapidly growing market for the sale of stock house plans on-line and related home building services. More information about IMSI can be found at www.imsisoft.com.

When will a Proxy on the proposed IMSI - AccessMedia Transaction be available?
In connection with the merger of International Microcomputer Software, Inc. ("IMSI") and AccessMedia Networks, Inc. ("AccessMedia"), IMSI will file a proxy statement for IMSI's special stockholder meeting with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the proposed merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by IMSI with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at http://www.sec.gov. Free copies of the proxy statement (when available) and other documents filed by IMSI with the Securities and Exchange Commission may also be obtained from IMSI by directing a request to Investor Relations at IMSI (telephone (415) 878-4000). IMSI and its directors and its executive officers may be deemed, under SEC rules, to be soliciting proxies from IMSI's stockholders in favor of the proposed merger. Information regarding the identity of these persons, and their interests in the solicitation, will be set forth in a Schedule 14A to be filed with the SEC, and will be available free of charge at the SEC website and public reference rooms, and from the IMSI corporate secretary.

Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth from time to time in the Form 10-KSB for the period ended June 30, 2005 and other company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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